EVERY SHAREHOLDER’S VOTE IS IMPORTANT
PLEASE VOTE THIS PROXY CARD TODAY
Your prompt response will save your fund the expense of additional mailings
RETURN IN THE ENCLOSED POSTAGE PAID ENVELOPE

VOTE ON THE INTERNET
•	Read the Combined Proxy Statement/Prospectus and have this card at hand
•	Log on to www.proxyweb.com
•	Follow the on-screen instructions
•	Do not return this proxy card

VOTE BY PHONE
•	Read the Combined Proxy Statement/Prospectus and have this card at hand
•	Call toll-free 1-888-221-0697
•	Follow the recorded instructions
•	Do not return this proxy card

VOTE BY MAIL
•	Read the Combined Proxy Statement/Prospectus and have this card at hand
•	Check the appropriate boxes on reverse
•	Sign and date proxy card
•	Return promptly in the enclosed envelope

PROXY CARD	PROXY CARD
FIRST FUNDS
SPECIAL MEETING OF SHAREHOLDERS – JUNE 2, 2006

999 999 999 999 99	←
FUND NAME PRINTS HERE
The undersigned hereby appoints Desiree Franklin, Jeremy May and Tane Tyler (the “Proxies”), and each of them, attorneys and Proxies of the undersigned, each with power of substitution and resubstitution, to attend, vote and act for the undersigned at the Special Meeting of Shareholders of the First Funds to be held at the offices of ALPS Mutual Fund Services, Inc., 1625 Broadway, Suite 2200, Denver, Colorado 80202, at 9:00 a.m. (Mountain Time) on June 2, 2006, and at any adjournment or adjournments thereof (the “Meeting”). The Proxies will cast votes according to the number of shares of the above-referenced Portfolio which the undersigned may be entitled to vote with respect to the proposal set forth on the reverse side, in accordance with the specification indicated, if any, and with all the powers which the undersigned would possess if personally present. The undersigned hereby revokes any prior proxy to vote at such meeting, and hereby ratifies and confirms all that said attorneys and Proxies, or either of them, may lawfully do by virtue thereof.
THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING OF SHAREHOLDERS AND THE COMBINED PROXY STATEMENT/PROSPECTUS, DATED APRIL 12, 2006.

ê      PLEASE SIGN, DATE, AND RETURN PROMPTLY
IN ENCLOSED ENVELOPE
Date:

Signature(s)	(Sign in the Box)
Note: Please sign exactly as shareholder name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney or executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

ê	First Funds — MM

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

PLEASE SIGN, DATE AND PROMPTLY RETURN YOUR PROXY CARD
IN THE ENCLOSED ENVELOPE TODAY
Please fill in a box as shown using black or blue ink or number 2 pencil. ☒
PLEASE DO NOT USE FINE POINT PENS.

ê	ê
This proxy is solicited by the Board of Trustees of First Funds, which recommends that you vote in favor of the proposal.
Please sign, date and return the proxy card promptly using the enclosed envelope. Every properly signed proxy card will be voted in the manner specified hereon and, in the absence of specification, will be treated as granting authority to vote “FOR” the proposal. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.
THIS PROXY WILL BE VOTED AS SPECIFIED BELOW WITH RESPECT TO THE ACTION TO BE TAKEN ON THE FOLLOWING PROPOSAL.

		FOR	AGAINST	ABSTAIN

1.	To approve the Agreement and Plan of Reorganization by and between First Funds and Goldman Sachs Trust, as attached to and described in the accompanying Combined Proxy Statement/Prospectus.	☐	☐	☐

Under the terms of the Reorganization Agreement, each of the following First Funds would be acquired by the corresponding Goldman Sachs Fund listed opposite its name:

First Funds	Goldman Sachs Funds

First Funds Core Equity Portfolio	Goldman Sachs Structured US Equity Fund
First Funds Capital Appreciation Portfolio	Goldman Sachs Structured Small Cap Equity Fund
First Funds Intermediate Bond Portfolio	Goldman Sachs Core Fixed Income Fund
First Funds Tennessee Tax-Free Portfolio	Goldman Sachs Tennessee Municipal Fund
First Funds Municipal Money Market Portfolio	Goldman Sachs Financial Square Tax-Free Money Market Fund
First Funds US Government Money Market Portfolio	Goldman Sachs Financial Square Government Fund
First Funds Cash Reserve Portfolio	Goldman Sachs Financial Square Money Market Fund

ê	PLEASE SIGN AND DATE ON THE REVERSE SIDE.	First Funds — MM	ê